Exhibit 16(4)(e)
Aetna Insurance Company of America
Home Office: 151 Farmington Avenue
Hartford, Connecticut 06156
(800) 531-4547

Group Variable, Fixed or Combination Annuity Contract (Nonparticipating)

Aetna Insurance Company of America (We or Us) agrees to pay benefits according to the terms and conditions set forth in this Contract.

Specifications
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Plan

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Type of Plan

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Contract Holder

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Contact Number

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Effective Date

This Contract is delivered in	and
is subject to the laws and regulations of that state.

THE VARIABLE FEATURES OF THE CONTRACT ARE DESCRIBED IN SECTIONS 6 AND 12.

Right to Cancel
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The Group Contract Holder may cancel this Contract within ten (10) days of receiving it by returning it to Us at the address above or to the person from whom it was purchased. Within seven (7) days of the cancellation request, We will return the Certificate Holder's Purchase Payment(s) made plus any increase, or minus any decrease, on the amount allocated to the Separate Account.

Signed at the Home Office on the Effective Date.

/s/ Dan Kearney	/s/ Susan E. Schechter
President	Secretary

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA.
APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR
DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT
APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

G-CDA-GP2(4/94)
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Table of Contents
	Page
Right to Cancel	1

Contract Schedule	4
Separate Account	4
AICA Guaranteed Account (AG Account)	4
Separate Account and AG Account	4
Fixed Annuity	6

Section 1. Definitions	7

Section 2. General Provisions	9
The Contract	9
Certificates	9
Nonparticipating Contract	9
Misstatements and Adjustments	9
Reports	9
Premium Taxes	9
Protection of Proceeds	9
Evidence of Survival	9
Proof of Age	9
Change of Contract	9

Section 3. Ownership	10
Group Contract Holder	10
Certificate Holder Rights	10
Transfer of Ownership	10

Section 4. Beneficiary Provisions	11
Beneficiary	11
Change of Beneficiary	11
Death of Beneficiary	11

Section 5. Purchase Payments	11
Purchase Payments	11
Allocation of Purchase Payments	11

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Section 6. Separate Account	12
General	12
Investment Allocations to the Separate Account	12
Valuation of Assets	12
Accumulation Unit	12
Net Return Factor for Each Valuation Period	12
Administrative Charge	13
Mortality Risk Charge	13
Expense Risk Charge	13
Mortality and Expense Guarantee	13

2

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Section 7. AG Account	13
AG Account Guaranteed Interest Rate	13
Deposit Period	13
Guaranteed Term	13
Guaranteed Term(s) Groups	13
Maturity Date	14
Allocation of Net Purchase Payments to the AG Account	14
AG Account Guaranteed Term Maturity Date and Maturity Value	14
Transfers from the AG Account	14
Withdrawals from the AG Account	14
Reinvestment	14
AG Account Market Value Adjustment (Factor)	15

Section 8. Certificate Holder's Account Value; Transfers and
Withdrawals During the Accumulation Period	15
Certificate Holder's Account Value	15
Transfers During the Accumulation Period	16
Withdrawals During the Accumulation Period	16
Deferred Sales Charge	16
Waiver of Deferred Sales Charge	16
Payment of Adjusted Certificate Holder Account Value	17
Systematic Withdrawal Option (SWO)	17

Section 9. Maintenance Charge	18
Maintenance Charge	18

Section 10. Proceeds Payable on Death	18
Death of the Certificate Holder Prior to the Annuity Date	18
Death Benefit Amount Prior to the Annuity Date	18
Death Benefit Payment Methods	19
Death of Certificate Holder On or After the Annuity Date	20
Death of the Annuitant	20

Section 11. Delay of Payments	20
Delay of Payments	20

Section 12. Annuity Provisions	20
Designation of Annuitant	21
Terms of Annuity Options	21
Annuity Unit	22
Annuity Unit Value	23
Annuity Net Return Factor	23
Annuity Options	23

3
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Contract Schedule

Separate Account

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Separate Account:	Variable Account I

Charges to the Separate	A daily charge is deducted from the assets of the
Account:	Separate Account. The deduction is the daily
	equivalent of the annual effective percentage shown
	below:

	(a) During the Accumulation Period:

	Administrative Charge	0.15%
	Mortality Risk Charge	0.35%
	Expense Risk Charge	0.90%
	TOTAL Separate Account Charges During
	Accumulation Period	1.40%

	(b) During the Annuity Period

	Administrative Charge Not To Exceed	0.25%
	Mortality Risk Charge	0.35%
	Expense Risk Charge	0.90%
	TOTAL Maximum Separate Account Charges
	During Annuity Period	1.50%

AICA Guaranteed Account (AG Account)

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Minimum Guaranteed	3.0%
Interest Rate (effective
annual rate of return):

Separate Account and AG Account

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Minimum Initial Purchase
Payment:	$1,500

Minimum Subsequent	$500 or $50 per month if paid by an automatic
Purchase Payment:	check plan

Maximum Subsequent	$500,000 without Home Office approval
Purchase Payment:

4

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Transfers:	We allow an unlimited number of transfers during the
	Accumulation Period. Twelve (12) transfers in any
	calendar year are free. Thereafter, We reserve the
	right to charge a transfer charge up to $10 for each
	subsequent transfer.

Maintenance Charge:	The annual maintenance charge is $30. If the
	Certificate Holder's Account is $50,000 or more on
	the date the maintenance charge is to be deducted,
	the maintenance charge is $0.

Deferred Sales Charge:	For each withdrawal from a Certificate Holder's
	Account, a deferred sales charge for each Net
	Purchase Payment will be determined as follows:

	Years from Receipt of		Deferred
	Net Purchase Payment		Sales Charge
		0-1	7%
		1-2	6%
		2-3	5%
		3-4	4%
		4-5	3%
		5-6	2%
		6-7	1%
		7+	0%
Waiver of Deferred Sales	Section 8.05 provides for the following:
Charge:

	(c)	At least 12 months after the date of the first
		Purchase Payment in an amount equal to or less
		than 15% of the Certificate Holder's Account
		Value.

	(d)	For a full withdrawal where the Certificate
		Holder's Account Value does not exceed $2,500
		and no withdrawals have been taken from the
		Certificate Holder's Account within the prior 12
		months.

Systematic Withdrawal	(a)	Specified Payment - Maximum Percentage: 10%
Option:
	(b)	Specified Period - Minimum Period: 10 years

	(c)	Specified Percentage - Maximum Percentage: 10%

Death Benefit Factor:	4%

Death Benefit Maximum	There is no maximum death benefit amount.
Amount:

Death Benefit Maximum Age: 85 years

5
       Fund for Allocation of Excess Guaranteed Death Benefit Value: Latest Annuity Date:	Federated Prime Money Fund II The Certificate Holder's 90th birthday.

Fixed Annuity

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Minimum Guaranteed	3.0%
Interest Rate
(effective annual rate
of return):

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Section 1. Definitions

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  Accumulation Period - The period during which one or more Net

Purchase Payments applied to a Certificate Holder's Account
accumulate to provide future Annuity payments.

1.02

Accumulation Unit - A measure of the net investment results for each variable investment option during the Accumulation Period. The Accumulation Units for the applicable Funds are used to calculate the portion of a Certificate Holder's Account Value attributable to a Separate Account during the Accumulation Period.

1.03	Adjusted Certificate Holder Account Value - The Certificate Holder's Account Value, plus or minus any aggregate AG Account Market Value Adjustment.
1.04	Annuitant - The natural person on whose life an Annuity payment is based.
1.05	Annuity - A series of payments We make for life, a definite period or a combination of the two.
1.06	Annuity Date - The date on which Annuity payments commence.
1.07	Annuity Options - Annuity payment methods available during the Annuity Period.
1.08	Annuity Period - The period of time during which Annuity payments are made.
1.09	Annuity Unit - A measure of the net investment results for each variable investment option during the Annuity Period. Annuity Units are used to calculate the amount of each variable Annuity payment.
1.10

Beneficiary - The person(s) entitled to receive any death benefit under the Certificate Holder's Account. Upon the death of a joint Certificate Holder, the surviving joint Certificate Holder, if any, is treated as the Beneficiary. Any other Beneficiary designation on record with Us at the time of death is treated as a contingent Beneficiary.

1.11	Certificate - The document issued to a Certificate Holder to evidence a Certificate Holder's Account established under the group Contract.
1.12

Certificate Holder - A person who has established a Certificate Holder's Account under a group Contract. We reserve the right to limit ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder shall be a joint

Certificate	Holder. Any joint Certificate Holder must be the spouse
of	the other joint Certificate Holder. Joint Certificate Holders have
joint	ownership rights and both must authorize any exercising of
those	ownership rights unless otherwise allowed by Us.
1.13	Certificate Holder's Account - A record We establish for each
Certificate	Holder to maintain values under a group Contract.
1.14	Certificate Holder's Account Value - The dollar value as of any
Valuation	Period of all amounts accumulated in a Certificate Holder's
Account.
1.15	Contract - This agreement between the Group Contract Holder and Us.

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1.16	Effective Date - The date a Certificate is issued to a Certificate Holder.
1.17	Fund - One of the variable investment options which may be selected by a Certificate Holder.
1.18	General Account - The General Account is made up of all of our general assets other than those allocated to the separate accounts.
1.19

AICA Guaranteed Account (AG Account) - An investment option where We guarantee specified rate(s) of interest for specified periods of time. AG Account is a separate account established by Us in accordance with the provisions of the Connecticut General Statutes Section 38a-433. Certificate Holders do not participate in the investment gain or loss from the assets held in the AG Account.

Assets in the AG Account may be charged with liabilities arising out of any other business We may conduct.
1.20	Group Contract Holder - The entity to which a group Contract is issued.
1.21	Home Office - Our headquarters, located at 151 Farmington Avenue, Hartford, CT 06156.
1.22	Market Value Adjustment - An adjustment to any withdrawal made from

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the AG Account before the end of a guaranteed term as stated in
Section 7.11.

1.23	Net Purchase Payment - The Purchase Payment less premium taxes, if applicable.
1.24	Purchase Payment - The gross payment accepted by Us and allocated to the Certificate Holder's Account. We reserve the right to refuse to accept any Purchase Payment at any time for any reason.
1.25

Separate Account - A separate account that buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to Our other income, gains or losses. We own the assets held in the Separate Account and are not a trustee as to such amounts. The Separate Account generally is not guaranteed and is held at market value. The name of the Separate Account is shown on the Contract Schedule. The assets of the Separate Account, to the extent of reserves and other Contract liabilities of the Separate Account, will not be charged with Our other liabilities.

1.26

Valuation Period - The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such business day, or such other day that one or more of the Funds determines its net asset value. The assets of the Separate Account are not chargeable with the liabilities arising out of any other business We may conduct.

1.27	Variable Annuity Contract - An Annuity Contract providing for the accumulation of value and/or for Annuity payments which vary in amount based on investment results.

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Section 2. General Provisions

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  The Contract - The entire Contract consists of this Contract and any attached applications or endorsements.

2.02

Certificates - A Certificate is issued to each Certificate Holder whose Purchase Payment(s) is accepted by Us. The Certificate evidences a Certificate Holder's Account established under the Contract. Certificates are not part of the Contract.

2.03	Nonparticipating Contract - Neither the Group Contract Holder, Certificate Holder nor any Beneficiary have a right to share in our earnings.
2.04

Misstatements and Adjustments - If We learn that the age of any Annuitant or second Annuitant is misstated, the correct age will be used to adjust payments. We reserve the right to request reimbursement or adjust future payments for any amount overpaid. We will pay the amount of any underpayment.

2.05	Reports - We furnish each Certificate Holder with a report showing the Certificate Holder's Account Value at least once each calendar year. We also furnish an annual report of the Separate Account.
2.06	Premium Taxes - Any premium taxes paid to any governmental entity are charged against Purchase Payments or a Certificate Holder's Account.

We may, at our sole discretion, pay premium taxes when due and deduct that amount from the Certificate Holder's Account at a later date. Payment at an earlier date does not waive any right We may have to deduct amounts at a later date.

2.07	Protection of Proceeds - To the extent permitted by law, all payments under this Contract to a Certificate Holder or Beneficiary shall be free from legal process and the claim of any creditor.
2.08	Evidence of Survival - The Company may require satisfactory evidence of the continued survival of any person(s) on whose life Annuity payments are based.
2.09	Proof of Age - The Company may require evidence of age of any Annuitant under Annuity Options 2 and 3 and of the designated second
Annuitant	under Annuity Option 3.
2.10	Change of Contract - Only our authorized officers may change the
terms	of this Contract. We will notify the Group Contract Holder in
writing	at least 30 days before the effective date of any change. Any
change	will not affect the amount or terms of any Annuity which
begins	before the change.
We	may make any change that affects the AG Account Market Value
Adjustment	with at least thirty (30) days' advance written notice to
the	Group Contract Holder and the Certificate Holder. Any such change
shall	become effective for any new guaranteed term and will apply to
all	present and future Certificate Holders' Accounts.
We	reserve the right to change the terms of the Systematic Withdrawal

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Option for future elections and discontinue the availability of this option.

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Any change to any of the following provisions under this Contract will not apply to Certificate Holder's Accounts in existence before the effective date of the change:

(a)	Net Purchase Payment (1.23)
(b)	AG Account Guaranteed Interest Rate (7.01)
(c)	Net Return Factor (6.05)
(d)	Certificate Holder's Account Value (1.14)
(e)	Deferred Sales Charge (8.04)
(f)	Annuity Unit Value (12.04)
(g)	Annuity Options (12.06)
(h)	Fixed Annuity Interest Rates (12.01)
(i)	Transfers (8.02).

Any change that affects the Annuity Option and the tables for the
Annuity Options may be made:

(a)	No earlier than twelve (12) months after the Effective Date; and
(b)	No earlier than twelve (12) months after the effective date of any prior change.

Any Certificate Holder's Account established on or after the effective date of any change will be subject to the change. If the Group Contract Holder does not agree to any change under this provision, We reserve the right to not allow any new Certificate Holder's Accounts to be established under this Contract. This Contract may also be changed as deemed necessary by Us to comply with federal or state law.

Section 3. Ownership

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  Group Contract Holder - The Group Contract Holder has title to the

Contract. The Contract and any amounts accumulated thereunder are not subject to the claims of the Group Contract Holder nor any of its creditors.

3.02	Certificate Holder Rights - The Certificate Holder has all interest
	and	right to amounts held in his or her Certificate Holder's Account.
	The	Certificate Holder and any joint Certificate Holder are named on
	the	Specifications page. The Certificate Holder and any joint
	Certificate	Holder may exercise all the rights under the Certificate
	Holder's	Account, subject to the rights of:
	(a)	Any assignee under an assignment filed at our Home Office; and
	(b)	Any irrevocably named Beneficiary.
	Upon	the death of a Certificate Holder prior to the Annuity Date, a
	spousal	Beneficiary may elect to continue the Certificate Holder's
	Account	in his or her own name and retain all ownership rights and
	privileges	or take distribution of the death benefit as defined in
	Section	10.
3.03	Transfer of Ownership - The Group Contract Holder may transfer
	ownership	of this Contract. A written request, dated and signed, must
	be	filed at our Home Office.

Any transfer of ownership terminates the interest of any existing
Group Contract Holder. It does not change the rights of any
Certificate Holder.

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A Certificate Holder may transfer all of his or her rights under the Contract. A written request, dated and signed by the Certificate Holder and any joint Certificate Holder, must be filed at our Home Office. After the transfer is recorded, it will take effect as of the date the request was signed. Any such transfer terminates the interest of any existing Certificate Holder. It does not change the Beneficiary, nor transfer the Beneficiary's interest. A transfer will not affect any payments We may make or actions We may take before such transfer has been recorded at our Home Office.

Section 4. Beneficiary Provisions

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  Beneficiary - The Certificate Holder may name a Beneficiary and a contingent Beneficiary. At the death of the Certificate Holder prior to the Annuity Date, the Beneficiary(ies) named in our records will receive a death benefit as stated in Section 10. Upon the death of either joint Certificate Holder prior to the Annuity Date, the surviving joint Certificate Holder, if any, will be treated as the designated Beneficiary and any other Beneficiary designation on record with Us at the time of death is treated as a contingent

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Beneficiary.

4.02

Change of Beneficiary - The Certificate Holder may change the Beneficiary. A written request, dated and signed by the Certificate Holder, must be filed at our Home Office. If there are joint Certificate Holders, both must sign the request. After the change is recorded, it will take effect as of the date the request was signed.

If the request reaches our Home Office and is recorded after the Certificate Holder dies, but before any payment is made, the change is valid.
4.03	Death of Beneficiary - If all of the Beneficiaries and contingent Beneficiaries die prior to the Certificate Holder's death, We pay the death benefit in one sum to the Certificate Holder's estate.

Section 5. Purchase Payments

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  Purchase Payments - Subject to the maximum and minimum shown on the

Contract Schedule, the Certificate Holder may determine the amount and frequency of Purchase Payments. We reserve the right not to accept any Purchase Payment. We will declare from time to time the acceptability of additional Purchase Payments.

5.02	Allocation of Purchase Payments - The Certificate Holder may elect to
	have	each Net Purchase Payment accumulate:
	(a)	On a variable basis invested in shares of one or more Funds in which the Separate Account invests;
	(b)	For guaranteed terms offered in the current deposit period(s) under the AG Account; or
	(c)	In a combination of any of the available investment options.

Net Purchase Payments must be allocated in whole percentages. For subsequent Purchase Payments, if no allocation instructions are received with the Purchase Payment, the allocation will be as indicated in the most recent directive from the Certificate Holder.
If the same guaranteed term(s) are not available, the next shortest will be used. If no shorter guaranteed term is available, the next longer guaranteed term will be used.

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Section 6. Separate Account

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  General - The assets of the Separate Account, equal to the reserves and other Contract liabilities that depend on the investment performance of the Separate Account are not chargeable with liabilities arising out of any other business We may conduct. Income, gains or losses of the Separate Account, realized or unrealized, are credited to or charged against the assets of the Separate Account without regard to Our other income, gains or losses.

6.02

Investment Allocations to the Separate Account - The assets of the Separate Account are segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, We may cease to make such Fund shares available for investment under the Contract prospectively, or We may substitute shares of another Fund for shares already acquired. We may also, from time to time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws.

We reserve the right to substitute shares of another Fund for shares already acquired without a proxy vote.
6.03	Valuation of Assets - The shares of the Funds will be valued at their net asset value at the end of each Valuation Period.
6.04

Accumulation Unit - A Net Purchase Payment that is allocated to one or more Funds is credited to the Certificate Holder's Account as Accumulation Units. The number of Accumulation Units credited is determined by dividing the applicable portion of the Net Purchase Payment by the Accumulation Unit value for the appropriate Fund. The Accumulation Unit value used is that which is computed for the next Valuation Period after which the Purchase Payment is received at our Home Office. Accumulation Units attributable to the initial Purchase Payments will be credited within two business days of acceptance.

Accumulation Unit values may increase or decrease from Valuation
Period	to Valuation Period.
6.05	Net Return Factor for Each Valuation Period - The value of an
Accumulation	Unit for any Valuation Period is calculated by
multiplying	the Accumulation Unit value for the immediately preceding
Valuation	Period by the net return factor of the appropriate Fund for
the	current period.
The	net return factor for each Fund is equal to 1.0000000 plus the
net	return rate.

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The net return rate equals:

(a)	The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus
(b)	The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
(c)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by
(d)	The total value of the Funds(s) Accumulation Units and Fund(s) Annuity Units of the Separate Account at the start of the Valuation Period; minus
(e)	A daily actuarial charge as shown on the Contract Schedule for Annuity mortality and expense risks and profit and a daily administrative charge.

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The net return rate may be more or less than zero (0) percent.

The value of a share of the Fund is equal to the net assets of the
Fund divided by the number of shares outstanding.

6.06	Administrative Charge - We deduct an administrative charge equal, on an annual basis, to the amount shown on the Contract Schedule.
6.07	Mortality Risk Charge - We deduct a mortality risk charge equal, on an annual basis, to the amount shown on the Contract Schedule.
6.08	Expense Risk Charge - We deduct an expense risk charge equal, on an annual basis, to the amount shown on the Contract Schedule.
6.09	Mortality and Expense Guarantee - We guarantee that the dollar amount of each Annuity payment after the first will not be affected by variations in mortality or expense experience.

Section 7. AG Account

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  AG Account Guaranteed Interest Rate - All amounts allocated to the AG

Account earn a rate of interest that is guaranteed for a specified period of time. The rate will be credited daily and will never be less than the minimum guaranteed interest rate shown on the Contract
Schedule. We determine the rate and it is not based on investment experience.

For guaranteed terms of one year or less, one guaranteed interest rate is credited for the full guaranteed term. For longer guaranteed terms, an initial guaranteed interest rate is credited from the date of deposit to the end of a specified period within the guaranteed term. There may be different guaranteed interest rate(s) declared for subsequent specified time intervals throughout the guaranteed term.

7.02

Deposit Period - A calendar week, a calendar month, a calendar quarter, or any other period of time We specify during which Net Purchase Payment(s), transfers and reinvestments are accepted into the AG Account for one or more guaranteed terms. We reserve the right to extend the deposit period.

7.03

Guaranteed Term - The period of time for which AG Account guaranteed interest rates are guaranteed on Net Purchase Payments. Transfers and reinvestments are made into a current deposit period for the AG

Account. Such period begins on the day following the close of the deposit period and ends on the designated Maturity Date. Guaranteed terms, if any, are offered at our discretion for various lengths of time ranging up to and including ten years.

During a deposit period, We may make available any number of guaranteed terms. The Certificate Holder may allocate Net Purchase Payments and transfers into any or all of the available guaranteed terms.

7.04	Guaranteed Term(s) Groups - All AG Account guaranteed term(s) with the same length of time from the close of the deposit period until the designated Maturity Date.

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7.05	Maturity Date - The last day of a guaranteed term.
7.06

Allocation of Net Purchase Payments to the AG Account - When the Certificate Holder wishes to allocate all or any portion of a Net Purchase Payment to the Guaranteed Account, he or she must tell Us the percentage to apply to one or more of the AG Account guaranteed term(s) available during the current deposit period. If no allocation instructions are received, a Net Purchase Payment is allocated as indicated in the most recent directive from the Certificate Holder.

If the same guaranteed term is not available for any amount allocated to the AG Account, We will allocate the amount to the next shortest guaranteed term available. If no shorter guaranteed term is available, We will allocate it to the next longest guaranteed term.

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7.07	AG Account Guaranteed Term Maturity Date and Maturity Value - On the
	maturity	date, the value of the total of all amounts allocated to
	that	guaranteed term is called the maturity value.
	When	Certificate Holders have assets in the AG Account, at least
	eighteen	(18) days before a maturity date, We notify them of the:
	(a)	Projected maturity value; and
	(b)	Guaranteed terms and the applicable guaranteed interest rates available during the current deposit period.
	When	no allocation instructions are received and the assets in a
	guaranteed	term have been reinvested by Us in another guaranteed term
	on	the maturity date, the Certificate Holder may transfer or
	withdraw,	during the month following the maturity date, the
	reinvested	amount with interest earned (as of the date the request is
	received	at our Home Office) without incurring a Market Value
	Adjustment.	This transaction is allowed only once for each maturity
	date,	regardless of whether the transfer or withdrawal is partial or full.
7.08	Transfers from the AG Account - A Certificate Holder may transfer any
	portion,	or all, of an amount in the AG Account to one or more of the
	Funds	or to another available guaranteed term. The amount withdrawn
	for	any reason before the maturity date is subject to a Market Value
Adjustment.
7.09	Withdrawals from the AG Account - When the Certificate Holder
	requests	a withdrawal from the AG Account, if instructions are not
	provided	by the Certificate Holder, amounts are withdrawn on a pro
	rata	basis from the guaranteed term(s) groups in which the
	Certificate	Holder's Account is currently invested. Within a
	guaranteed	term group, the amount to be withdrawn will be withdrawn
	first	from the oldest deposit period. Except on the maturity date,
	withdrawals	from the AG Account will be subject to a Market Value
Adjustment.
7.10	Reinvestment - We will mail a notice to the Certificate Holder before
	a	guaranteed term's maturity date. This notice will contain the
	guaranteed	terms available during the current deposit periods with
	their	guaranteed interest rate(s) and projected maturity value. If no
	specific	direction is given by the Certificate Holder prior to the
	maturity	date, each maturity value will be reinvested in the current
	deposit	period for a guaranteed term of the same duration. If a
	guaranteed	term of the same duration is unavailable, each matured
	term	value will automatically be reinvested in the current deposit
	period	for the next shortest guaranteed term available. If no shorter
	guaranteed	term is available, the next longer guaranteed term will be
	used.	We will mail a confirmation statement to

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the Certificate Holder after the maturity date. This notice will state the guaranteed term and guaranteed interest rate(s) which will apply to the reinvested matured term value.

7.11

AG Account Market Value Adjustment (Factor) - The Market Value Adjustment factor (MVA factor) reflects any change in interest rates from the time assets are allocated to the AG Account to the time they are transferred or withdrawn. An MVA factor is applied to any amount withdrawn or transferred from the AG Account before the end of a guaranteed term, including amounts paid in a lump sum death benefit or applied to an Annuity Option.

The amount withdrawn from the AG Account is multiplied by the MVA factor which is calculated as follows:

x
---
365

(1 + i)
------------------
x
---
365

(1 + j)

Where:

i	is the Deposit Period Yield
j	is the Current Yield
x	is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the guaranteed Term.

Determination of MVA factor parameters:

A yield is computed at the close of the last business day of each week of the deposit period. The yield will equal the average of the yields on U.S. Treasury Notes which matured during the last three

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months of the applicable guaranteed term.

The deposit period yield is the average of those yields for the deposit period. If withdrawal is made prior to the close of the deposit period, it is the average of those yields on each week preceding withdrawal.

The current yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the deposit period yield.

If no U.S. Treasury Notes matured during the last three months of the guaranteed term, We reserve the right to use the average of the yields on U.S. Treasury Notes that mature during a following quarter.

Section 8. Certificate Holder's Account Value; Transfers and Withdrawals During the Accumulation Period

  --------------------------------------------------------------------------------

  Certificate Holder's Account Value - The value of a Certificate

Holder's Account is determined by adding the value of the total of Accumulation Units attributed to the selected Fund(s) to the value of any amounts attributed to the AG Account.


8.02	Transfers During the Accumulation Period - Before the Annuity Date,
	the	Certificate Holder may transfer from any Fund or guaranteed term
	of	the AG Account to:
	(a)	Any other Fund; or
	(b)	Any guaranteed term of the AG Account available in the current deposit period.
	Transfer	requests can be submitted as a percentage or as a dollar
	amount.	We may establish a minimum transfer amount. Within a
	guaranteed	term group, the amount transferred is withdrawn first from
	the	oldest deposit period, then from the next oldest, and so on until
	the	amount requested is satisfied.
	The	Certificate Holder may make an unlimited number of transfers
	during	the Accumulation Period. The number of free transfers allowed
	is	shown on the Contract Schedule. Transfers in excess of that number
	may	be subject to the transfer charge shown on the Contract Schedule.
	Transfers	of a matured term value from the AG Account on or within
	one	calendar month after a guaranteed term's maturity date do not
	count	against the annual transfer limit.
	Amounts	applied to guaranteed terms of the AG Account may not be
	transferred	to the Funds or to another guaranteed term during the
	deposit	period or for 90 days after the close of the deposit period
	except	for matured term value(s) during the calendar month following
	the	guaranteed term's maturity date.
	Transfers	from guaranteed terms of the AG Account are subject to a
	Market	Value Adjustment.
8.03	Withdrawals During the Accumulation Period - The Certificate Holder
	may	withdraw all or a portion of the Certificate Holder's Account
	Value	during the Accumulation Period by properly completing a
	withdrawal	request form. Withdrawal requests can be submitted as a
	percentage	or as a specific dollar amount. Net Purchase Payment
	amounts	are withdrawn first, and then the excess value, if any. For
	any	partial withdrawal, if instructions are not provided by the
	Certificate	Holder, amounts are withdrawn on a pro rata basis from
	the	Fund(s), and/or the guaranteed term(s) groups in which the
	Certificate	Holder's Account is currently invested. Within a
	guaranteed	term group, the amount to be withdrawn will be withdrawn
	first	from the oldest deposit period, then from the next oldest, and
	so	on until the amount requested is satisfied.
	After	deduction of the maintenance charge, if applicable, the
	withdrawn	amount shall be reduced by the applicable deferred sales
	charge	and any applicable premium taxes.
8.04	Deferred Sales Charge - The deferred sales charge only applies to the
	portion	of the amount withdrawn attributable to Net Purchase
	Payment(s)	and varies according to the elapsed time since receipt of
	the	Purchase Payment. The deferred sales charge is shown on the
	Contract	Schedule.
8.05	Waiver of Deferred Sales Charge - No deferred sales charge is
	deducted	when a Certificate Holder's Account Value is paid:
	(a)	To a Beneficiary as a death benefit, except for Purchase Payments made by a surviving joint Certificate Holder as described in Section 10.02(b);
	(b)	As a premium for an Annuity Option;


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(c)

At least the number of months, as shown on the Contract Schedule, after the date of the first Purchase Payment and in an amount equal to or less than the percentage of the Certificate Holder's Account Value as shown on the Contract Schedule. This applies to the first withdrawal request, partial or full, in a calendar year. The Certificate Holder's Account Value is calculated as of the date the withdrawal request is received in good order at our Home Office. This waiver is not available to the Certificate Holder while a SWO is in effect;

(d)

For a full withdrawal where the Certificate Holder's Account Value does not exceed the amount shown on the Contract Schedule and no withdrawals have been taken from the Certificate Holder's Account within the prior 12 months;

(e)	For a distribution made by Us under Section 8.06; or
(f)	For a distribution which is part of a SWO under Section 8.07.

We reserve the right to allow the proceeds of a total withdrawal to be reinstated under the terms and conditions as established by Us from time to time.

8.06	Payment of Adjusted Certificate Holder Account Value - Upon 90 day's
	written	notice to the Certificate Holder, We will terminate any
	Certificate	Holder's Account if the Certificate Holder's Account
	Value	becomes less than $1,500 immediately following any partial
	withdrawal.	We do not intend to exercise this right in cases where
	the	Certificate Holder's Account Value is reduced to $1,500 or less
	solely	due to investment performance. When We make a distribution
	pursuant	to this provision, the deferred sales charge will not be
deducted.
8.07	Systematic Withdrawal Option (SWO) - We will allow the Certificate
	Holder	to establish a schedule of withdrawals to be made
	automatically	from the Certificate Holder's Account Value. All
	distributed	amounts will be withdrawn on a pro rata basis from the
	Fund(s)	and/or the guaranteed term(s) groups of the AG Account in
	which	the Certificate Holder's Account is invested.
	The	Certificate Holder must elect one of the following SWO methods:
(a)

Specified Payment: Payments of a designated dollar amount. The annual amount may not be greater than the percentage of the Certificate Holder's Account Value at time of the election as shown on the Contract Schedule. This annual dollar amount will remain constant. At our discretion, We may require a minimum payment amount; or

(b)

Specified Period: Payments which are made over a period of time which must be at least the minimum period as shown on the Contract Schedule. The annual amount paid each year is calculated by dividing the Certificate Holder's Account Value as of December 31 of the prior year by the number of payment years remaining; or

(c)

Specified Percentage: Payment of a designated percentage which cannot be greater than the percentage of the Certificate Holder's Account Value at the time of election as shown on the Contract Schedule. The percentage may be changed by written request. We reserve the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Certificate Holder's Account Value as of December 31 of the year prior to the payment by the designated percentage.

In our discretion, We may require a minimum initial Certificate
Holder's Account Value for election of this option. SWO may be elected by submitting a completed and signed election form to Us.


Once elected, this option may be revoked by submitting a written request to Us. SWO may be elected only once by the Certificate Holder or by a spousal Beneficiary.

Certificate Holders should consult their tax adviser prior to requesting this distribution option. We are not responsible for any adverse tax consequences due to a Certificate Holder's receiving SWO payments. A ten (10) percent penalty tax may apply to distributions to a Certificate Holder who has not reached age 59-1/2. Upon death of the Certificate Holder, any payments will be made under the terms of Section 10.

Section 9. Maintenance Charge

  --------------------------------------------------------------------------------

  Maintenance Charge - We will deduct an annual maintenance charge as shown in the Contract Schedule from the Certificate Holder's Account during the Accumulation Period. We will deduct the maintenance charge on the anniversary of the Effective Date of the Certificate for the Certificate Holder's Account. This maintenance charge is also deducted upon withdrawal of the entire Adjusted Certificate Holder's Account. The maintenance charge is deducted proportionately from each investment option used.

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Section 10. Proceeds Payable on Death

  --------------------------------------------------------------------------------

  Death of the Certificate Holder Prior to the Annuity Date In the

event of the death of the Certificate Holder or a joint Certificate Holder prior to the Annuity Date, a death benefit is payable to the Beneficiary(ies) designated by the Certificate Holder. Upon the death of a joint Certificate Holder, the surviving joint Certificate Holder, if any, will be treated as the designated Beneficiary. Any other Beneficiary designation on record with Us at the time of death will be treated as a contingent Beneficiary.

A Beneficiary may request We pay the death benefit under one of the options described in Section 10.03. If the Beneficiary is the spouse of the Certificate Holder, he or she may elect to continue the
Certificate Holder's Account in his or her own name and exercise all the Certificate Holder's rights under the Contract.

10.02	Death Benefit Amount Prior to the Annuity Date -
	(a)	Except as set forth in Section 10.02(b), the amount of the
		guaranteed	death benefit value is equal to the greater of:
		(i)	The Certificate Holder's Account Value at the end of the Valuation Period during which We receive at our Home Office due proof of death and election of the type of payment to be made; or
		(ii)	The death benefit determined as of the Valuation Period corresponding to the date of death.

Until the first Effective Date anniversary, the death
benefit is equal to the Purchase Payments made by the
Certificate Holder prior to the Effective Date
anniversary less any withdrawals and any amounts applied
to an Annuity Option.


For each Certificate year thereafter, the death benefit
during the Certificate year equals the death benefit at
the beginning of the Certificate year plus Purchase
Payments made during the year less any withdrawals and
any amounts applied to an Annuity Option.

On each Effective Date anniversary, the death benefit is
determined as follows:

(A)	The death benefit on the previous Effective Date anniversary increased by the death benefit factor shown on the Contract Schedule; plus
(B)

Purchase Payments made by the Certificate Holder during the Certificate year increased by the death benefit factor shown on the Contract Schedule for the portion of the year since the Purchase Payment was made; less

(C)

Any withdrawals or amounts applied to an Annuity Option during the Certificate year increased by the death benefit factor shown on the Contract Schedule for the portion of the Certificate year since the withdrawal or election of Annuity option; or

(iii)

The Certificate Holder's Account Value on the most recent seventh year anniversary of the Effective Date plus any Purchase Payments made after such Effective Date anniversary less any withdrawals and any amounts applied to an Annuity Option.

Notwithstanding the foregoing, the death benefit under (ii) or
(iii) will not exceed the death benefit maximum amount shown on the Contract Schedule.

The death benefit calculation described in (ii) and (iii) above, applies until the Certificate Holder reaches the death benefit maximum age shown on the Contract Schedule. Thereafter, the
death benefit is only adjusted for Purchase Payments,
withdrawals and amounts applied to Annuity Options. If the
Certificate Holder reaches the death benefit maximum age shown on the Contract Schedule prior to the seventh anniversary of the
Effective Date, the death benefit will be the greater of (i) or
(ii) above.

The excess, if any, of the guaranteed death benefit value over the Certificate Holder's Account Value is determined when we receive at our Home Office due proof of death and allocated to the Fund shown on the Contract Schedule. The Certificate
Holder's Account Value plus any excess amount deposited becomes the Certificate Holder's Account Value.

(b)	In the case of a Beneficiary of a surviving joint Certificate Holder who continued the Certificate Holder's Account in his or

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her own name, the death benefit shall be equal to (a)(i) above less any applicable deferred sales charge on any Purchase
Payment made after We have received at our Home Office due proof of death of the first joint Certificate Holder.

10.03

Death Benefit Payment Methods - A non-spousal Beneficiary must elect the death benefit to be paid under one of the following methods in the event of the death of the Certificate Holder prior to the Annuity Date:

Method 1 - Lump sum payment of the death benefit; or

Method 2 - The payment of the entire death benefit within (5) years of the date of the Certificate Holder's death; or


Method 3 - Payment of the death benefit over the lifetime of the designated Beneficiary or over a period not extending beyond the life expectancy of the designated Beneficiary with distribution beginning within one year of the date of death of the Certificate Holder.

Any portion of the death benefit not applied under Option 3 within one year of the date of Certificate Holder's death, must be
distributed within five (5) years of the date of death. A Market
Value Adjustment will apply at the time the death benefit is paid.

A spousal Beneficiary may elect to continue the Certificate Holder's
Account in his or her name, elect a lump sum payment of the death benefit or apply the Adjusted Certificate Holder's Account Value to an Annuity Option.

10.04

Death of Certificate Holder On or After the Annuity Date - If the Certificate Holder who is not the Annuitant, dies on or after the Annuity Date, the remaining payments under the Annuity Option elected will be made to the Beneficiary at least as rapidly as under the method of distribution in effect at the Certificate Holder's death.

10.05

Death of the Annuitant - If the Annuitant, who is not a Certificate Holder, dies on or before the Annuity Date, a new Annuitant may be named. If no Annuitant is named, the Certificate Holder will be the Annuitant. If the Annuitant dies after the Annuity Date, the death benefit, if any, will be payable to the Beneficiary as specified in the Annuity Option elected. We will require proof of the Annuitant's death. Death benefits will be paid at least as rapidly as under the method of distribution in effect at the Annuitant's death.

Section 11. Delay of Payments

  --------------------------------------------------------------------------------

  Delay of Payments - We will make any payments under this Contract within seven days after a request is received in good order. We reserve the right to suspend or postpone any type of payment from the Separate Account for any period when:

(a)	The New York Stock Exchange is closed for other than customary weekend and holiday closings;
(b)	Trading on the Exchange is restricted;
(c)	An emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Separate Account or determine their value; or
(d)	The Securities and Exchange Commission so permits delay for the protection of security holders.

The applicable rules of the Securities and Exchange Commission will govern as to whether the conditions in (b) or (c) exist.

We also reserve the right to delay any type of payment from the AG
Account for up to six (6) months.

Section 12. Annuity Provisions
- --------------------------------------------------------------------------------


12.01

Designation of Annuitant - The Certificate Holder and the Annuitant need not be the same person. The Certificate Holder names the Annuitant and during the Accumulation Period, may change the designated Annuitant. We change the Annuitant when We receive a written request in good order at our Home Office. We will not change the Annuitant when Annuity payments have commenced.

The Certificate Holder elects an Annuity Option by telling Us to use all or any portion of the Certificate Holder's Adjusted Account Value (minus any applicable premium taxes if not previously deducted) to purchase Annuity payments under an Annuity Option.

When an Annuity Option is chosen the Certificate Holder must designate a:

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(a)	Fixed Annuity using the General Account;
(b)	Variable Annuity using any of the Funds available during the Annuity Period; or
(c)	Combination of (a) and (b).

If a fixed Annuity is chosen, We will calculate the amount using an interest assumption no less than the percentage specified on the
Contract Schedule. We may calculate the amount using a higher interest rate.

If a variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, We will use an Assumed Annual Net Return Rate of 3.5%.

Payments are made on a monthly basis to the Certificate Holder unless the Certificate Holder requests a different mode of payment.

Once elected, an Annuity Option may not be revoked, except for Option 1 when elected on a variable basis.

12.02	Terms of Annuity Options - The minimum first payment amount must be at least $50 per month and at least $250 per year.

If the Certificate Holder elects a fixed Annuity and We determine that the Certificate Holder would receive larger payments by applying the Certificate Holder's Account Value, reduced by the deferred sales charge, to a single premium immediate Annuity currently offered by Us, We will make the larger payments.


We determine the first payment of a variable Annuity, or the payment amount of a fixed Annuity, using the Annuitant's (and second Annuitant's if applicable) adjusted age which We calculate as follows:

(a)	If Annuity payments begin any time between July 1, 1992 and
	December	31, 1999, the adjusted age is the Annuitant's age as of
	the	birthday closest in time to the Annuity Date reduced by one
	(1)	year.
(b)	If the Annuity begins any time between January 1, 2000 and
	December	31, 2009, the adjusted age is the Annuitant's age as of
	the	birthday closest in time to the Annuity Date reduced by two
	(2)	years.
(c)	For each succeeding decade, the adjusted age is the Annuitant's
	age	as determined in (b), reduced by one additional year.

The Annuity rates for Options 2 and 3 are based on mortality from
1983 Table A.

Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first Annuity payment under a variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future variable Annuity payments are to remain level.

The Certificate Holder must give written notice to Us at least 30 days before the Annuity payments begin, electing or changing:

(a)	The date on which Annuity payments are to begin;
(b)	The Annuity Option;
(c)	Whether the payments are to be made monthly, quarterly, semiannually or annually;
(d)	The investment options used to provide Annuity payments.

The first Annuity payment may not be earlier than one (1) calendar year after the initial Purchase Payment, nor later than the later of the:

(a)	First day of the month following the Annuitant's birthday shown on the Contract Schedule; or
(b)	Tenth anniversary of the last Purchase Payment. In lieu of the election of an Annuity, the Certificate Holder may request a lump sum payment.
12.03	Annuity Unit - The number of Annuity Units per Fund is based on the
	amount	of the first variable Annuity payment which is equal to:
	(a)	The portion of the Certificate Holder's Account Value (minus any premium taxes) applied to pay a variable Annuity; divided by,
	(b)	1000; multiplied by,
	(c)	The payment rate for the Annuity Option chosen.


Such amount, or portion, of the variable Annuity payment will be divided by the Annuity Unit value for the appropriate Fund on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund's Annuity Units. The number of each

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Fund's Annuity Unit remains fixed. Each future payment is equal to the sum of the products of each Fund's Annuity Unit value multiplied by the appropriate number of units. The Fund's Annuity Unit value on the tenth Valuation Period prior to the due date of the payment is used.

12.04	Annuity Unit Value - For any Valuation Period, a Fund's Annuity Unit
	value	is equal to:
	(a)	The value for the previous Valuation Period; multiplied by,
	(b)	The Annuity Net Return Factor for the Valuation Period; multiplied by,
	(c)	A daily factor to reflect the Assumed Annual Net Return Rate (the factor for 3.5% per year is .9999058; for 5% per year it is .9998663).
	The	dollar value of a Fund(s) Annuity Unit values and payments may go
	up	or down due to investment gain or loss.
12.05	Annuity Net Return Factor - The Annuity net return factor is used to
	compute	all Separate Account Annuity payments for any Fund.
	The	Annuity net return factor(s) for each Fund is equal to 1.0000000
	plus	the net return rate. The net return rate is equal to:
	(a)	The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus,
	(b)	The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus,
	(c)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by
	(d)	The total value of the Fund(s) Accumulation Units and Fund(s) Annuity Units of the Separate Account at the start of the Valuation Period; minus,
(e)

A daily actuarial charge as shown of the Contract Schedule for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed the administrative charge as shown on the Contract Schedule.

	The	net return rate may be more or less than zero (o) percent.
	The	value of a share of the Fund is equal to the net assets of the
	Fund	divided by the number of shares outstanding.
12.06	Annuity Options
	Option	1 - Payments for a Stated Period of Time - An Annuity will be
	paid	for the number of years chosen. The number of years must be at
	least	5 and not more than 30.

If payments for this Annuity Option are made under a variable Annuity, the present value of any remaining payments may be withdrawn at any time.


Option 2 - Life Income - An Annuity will be paid for the life of the Annuitant. If also chosen, We will guarantee payments for 60, 120, 180, or 240 months.

Option 3 - Life Income Based upon the Lives of Two Annuitants - An
Annuity will be paid during the lives of the Annuitant and a second
Annuitant. Payments will continue until both Annuitants have died.
When this Annuity Option is chosen, a choice must be made of:

(a)	100% of the payment to continue after the first death;
(b)	66-2/3% of the payment to continue after the first death;
(c)	50% of the payment to continue after the first death;
(d)	Payments for a minimum of 120 months with 100% of the payment to continue after the first death; or
(e)	100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

We may make other options available as allowed by law.


OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

- -------------------------------------------------------------------------------

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	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment

- -------------------------------------------------------------------------------

5	3.00%	17.91	53.59	106.78	211.99
6	3.00%	15.14	45.30	90.27	179.22
7	3.00%	13.16	39.39	78.49	155.83
8	3.00%	11.68	34.96	69.66	138.31
9	3.00%	10.53	31.52	62.81	124.69
10	3.00%	9.61	28.77	57.33	113.82
11	3.00%	8.86	26.52	52.85	104.93
12	3.00%	8.24	24.65	49.13	97.54
13	3.00%	7.71	23.08	45.98	91.29
14	3.00%	7.26	21.73	43.29	85.95
15	3.00%	6.87	20.56	40.96	81.33
16	3.00%	6.53	19.54	38.93	77.29
17	3.00%	6.23	18.64	37.14	73.74
18	3.00%	5.96	17.84	35.56	70.59
19	3.00%	5.73	17.13	34.14	67.78
20	3.00%	5.51	16.50	32.87	65.26
21	3.00%	5.32	15.92	31.72	62.98
22	3.00%	5.15	15.40	30.68	60.92
23	3.00%	4.99	14.92	29.74	59.04
24	3.00%	4.84	14.49	28.88	57.33
25	3.00%	4.71	14.09	28.08	55.76
26	3.00%	4.59	13.73	27.36	54.31
27	3.00%	4.47	13.39	26.68	52.97
28	3.00%	4.37	13.08	26.06	51.74
29	3.00%	4.27	12.79	25.49	50.60
30	3.00%	4.18	12.52	24.95	49.53

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

OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

Payments Guaranteed for a Stated Period of Months



- ---------------------------------------------------------------------------------------------------------------------------------

Adjusted	None		60		120			180		240
Age of	----------------------------------------------------------------------------------------------------------------------
Annuitant	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female

- ---------------------------------------------------------------------------------------------------------------------------------

50	$ 4.27	$ 3.90	$ 4.26	$ 3.90	$ 4.22	$ 3.89	$ 4.17	$ 3.86	$ 4.08	$ 3.82
51	4.34	3.97	4.33	3.96	4.30	3.95	4.23	3.92	4.14	3.88
52	4.43	4.03	4.41	4.03	4.37	4.01	4.30	3.98	4.20	3.93
53	4.51	4.10	4.50	4.10	4.45	4.08	4.37	4.04	4.26	3.99
54	4.60	4.18	4.59	4.17	4.54	4.15	4.45	4.11	4.32	4.04

55	4.70	4.25	4.68	4.25	4.62	4.22	4.53	4.18	4.39	4.11
56	4.80	4.34	4.78	4.33	4.72	4.30	4.61	4.25	4.45	4.17
57	4.91	4.42	4.89	4.41	4.82	4.38	4.69	4.32	4.51	4.23
58	5.03	4.52	5.00	4.51	4.92	4.47	4.78	4.40	4.58	4.30
59	5.15	4.61	5.12	4.60	5.03	4.56	4.87	4.48	4.65	4.37

60	5.28	4.72	5.25	4.70	5.14	4.66	4.96	4.57	4.71	4.44
61	5.43	4.83	5.39	4.81	5.27	4.76	5.06	4.66	4.78	4.51
62	5.58	4.95	5.53	4.93	5.39	4.87	5.16	4.75	4.84	4.58
63	5.74	5.08	5.69	5.05	5.53	4.99	5.26	4.85	4.90	4.65
64	5.91	5.21	5.85	5.18	5.66	5.10	5.36	4.95	4.96	4.72

65	6.10	5.36	6.03	5.32	5.81	5.22	5.46	5.05	5.02	4.79
66	6.30	5.51	6.21	5.47	5.96	5.36	5.56	5.16	5.08	4.86
67	6.51	5.67	6.41	5.63	6.12	5.50	5.66	5.26	5.13	4.93
68	6.73	5.85	6.62	5.80	6.28	5.65	5.77	5.37	5.18	5.00
69	6.97	6.04	6.84	5.98	6.44	5.80	5.86	5.49	5.23	5.06

70	7.23	6.25	7.07	6.18	6.61	5.97	5.96	5.60	5.27	5.12
71	7.51	6.47	7.32	6.39	6.79	6.14	6.05	5.71	5.31	5.18
72	7.80	6.71	7.58	6.62	6.96	6.32	6.14	5.83	5.34	5.23
73	8.12	6.98	7.85	6.86	7.14	6.50	6.23	5.94	5.37	5.28
74	8.46	7.26	8.14	7.12	7.32	6.69	6.31	6.04	5.40	5.32

75	8.82	7.57	8.45	7.40	7.50	6.89	6.38	6.14	5.42	5.35

- ---------------------------------------------------------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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

OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%



- -----------------------------------------------------------------------------------------------------Adjusted Ages - ----------------------------Second Annuitant Annuitant Option 3a Option 3b Option 3c Option 3d Option 3e - -----------------------------------------------------------------------------------------------------

	55	50	$ 3.69	$ 4.05	$ 4.27	$ 3.69	$ 4.13
	55	55	3.88	4.25	4.47	3.87	4.25
	55	60	3.06	4.47	4.71	4.06	4.36

	60	55	3.99	4.44	4.71	3.98	4.55
	60	60	4.24	4.71	4.99	4.23	4.70
	60	65	4.49	5.01	5.32	4.48	4.85

	65	60	4.38	4.97	5.32	4.38	5.10
	65	65	4.72	5.33	5.70	4.71	5.32
	65	70	5.07	5.75	6.17	5.05	5.54

	70	65	4.93	5.68	6.15	4.91	5.86
	70	70	5.40	6.21	6.70	5.36	6.18
	70	75	5.89	6.82	7.40	5.81	6.49

	75	70	5.69	6.68	7.32	5.62	6.92
	75	75	6.37	7.45	8.15	6.23	7.40
	75	80	7.07	8.34	9.16	6.78	7.85

- -----------------------------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Female and Second Annuitant is Male)

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


- ------------------------------------------------------------------------------------------------------
Adjusted Ages
- ---------------------------
	Second
Annuitant	Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e
- ------------------------------------------------------------------------------------------------------
55	50	$ 3.75	$ 4.07	$ 4.26	$ 3.75	$ 3.98
55	55	3.88	4.25	4.47	3.87	4.06
55	60	3.99	4.44	4.71	3.98	4.12

60	55	4.06	4.47	4.71	4.06	4.37
60	60	4.24	4.71	4.99	4.23	4.47
60	65	4.38	4.97	5.32	4.38	4.54

65	60	4.49	5.01	5.32	4.48	4.89
65	65	4.72	5.33	5.70	4.71	5.02
65	70	4.93	5.68	6.15	4.91	5.14

70	65	5.07	5.75	6.17	5.05	5.60
70	70	5.40	6.21	6.70	5.36	5.79
70	75	5.69	6.68	7.32	5.62	5.96

75	70	5.89	6.83	7.40	5.81	6.63
75	75	6.37	7.45	8.15	6.23	6.92
75	80	6.78	8.11	8.99	6.54	7.15

- ------------------------------------------------------------------------------------------------------


https://www.sec.gov/Archives/edgar/data/925981/0000950146-98-000663.txt	03/26/2018

Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

- -------------------------------------------------------------------------------

	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment

- -------------------------------------------------------------------------------

5	3.50%	18.12	54.19	107.92	213.99
6	3.50%	15.35	45.92	91.44	181.32
7	3.50%	13.38	40.01	79.69	158.01
8	3.50%	11.90	35.59	70.88	140.56
9	3.50%	10.75	32.16	64.05	127.00
10	3.50%	9.83	29.42	58.59	116.18
11	3.50%	9.09	27.18	54.13	107.34
12	3.50%	8.46	25.32	50.42	99.98
13	3.50%	7.94	23.75	47.29	93.78
14	3.50%	7.49	22.40	44.62	88.47
15	3.50%	7.10	21.24	42.31	83.89
16	3.50%	6.76	20.23	40.29	79.89
17	3.50%	6.47	19.34	38.51	76.37
18	3.50%	6.20	18.55	36.94	73.25
19	3.50%	5.97	17.85	35.54	70.47
20	3.50%	5.75	17.22	34.28	67.98
21	3.50%	5.56	16.65	33.15	65.74
22	3.50%	5.39	16.13	32.13	63.70
23	3.50%	5.24	15.66	31.19	61.85
24	3.50%	5.09	15.24	30.34	60.17
25	3.50%	4.96	14.85	29.56	58.62
26	3.50%	4.84	14.49	28.85	57.20
27	3.50%	4.73	14.15	28.19	55.90
28	3.50%	4.63	13.85	27.58	54.69
29	3.50%	4.53	13.57	27.02	53.57
30	3.50%	4.45	13.30	26.49	52.53

- -------------------------------------------------------------------------------


OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

- -------------------------------------------------------------------------------
	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment
- -------------------------------------------------------------------------------

5	5.00%	18.74	56.00	111.33	219.98
6	5.00%	15.99	47.77	94.96	187.64
7	5.00%	14.02	41.90	83.30	164.59
8	5.00%	12.56	37.52	74.58	147.35
9	5.00%	11.42	34.11	67.81	133.99
10	5.00%	10.51	31.40	62.42	123.34
11	5.00%	9.77	29.19	58.03	114.66
12	5.00%	9.16	27.36	54.38	107.45
13	5.00%	8.64	25.81	51.31	101.39
14	5.00%	8.20	24.50	48.69	96.21
15	5.00%	7.82	23.36	46.44	91.75
16	5.00%	7.49	22.37	44.47	87.88
17	5.00%	7.20	21.51	42.75	84.48
18	5.00%	6.94	20.74	41.23	81.47
19	5.00%	6.71	20.06	39.88	78.80
20	5.00%	6.51	19.46	38.68	76.42
21	5.00%	6.33	18.91	37.59	74.28
22	5.00%	6.17	18.42	36.62	72.35
23	5.00%	6.02	17.98	35.73	70.61
24	5.00%	5.88	17.57	34.93	69.02
25	5.00%	5.76	17.20	34.20	67.57
26	5.00%	5.65	16.87	33.53	66.25

https://www.sec.gov/Archives/edgar/data/925981/0000950146-98-000663.txt						03/26/2018

27	5.00%	5.54	16.56	32.92	65.04
28	5.00%	5.45	16.28	32.35	63.93
29	5.00%	5.36	16.01	31.83	62.90
30	5.00%	5.28	15.77	31.35	61.95

- -------------------------------------------------------------------------------


OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

Payments Guaranteed for a Stated Period of Months
-------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------------------------

Adjusted	None		60		120			180		240
Age of	----------------------------------------------------------------------------------------------------------------------
Annuitant	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female

- ---------------------------------------------------------------------------------------------------------------------------------

50	$ 4.56	$ 4.20	$ 4.55	$ 4.19	$ 4.51	$ 4.18	$ 4.45	$ 4.15	$ 4.36	$ 4.11
51	4.64	4.26	4.62	4.25	4.58	4.24	4.51	4.21	4.42	4.16
52	4.72	4.32	4.70	4.32	4.66	4.30	4.58	4.26	4.48	4.21
53	4.80	4.39	4.79	4.38	4.74	4.36	4.65	4.32	4.53	4.27
54	4.89	4.46	4.87	4.46	4.82	4.43	4.73	4.39	4.59	4.32

55	4.99	4.54	4.97	4.53	4.91	4.50	4.80	4.46	4.65	4.38
56	5.09	4.62	5.07	4.61	5.00	4.58	4.88	4.53	4.72	4.44
57	5.20	4.71	5.17	4.70	5.10	4.66	4.96	4.60	4.78	4.50
58	5.32	4.80	5.29	4.79	5.20	4.75	5.05	4.68	4.84	4.57
59	5.44	4.90	5.41	4.88	5.31	4.84	5.14	4.76	4.91	4.63

60	5.57	5.00	5.53	4.99	5.42	4.93	5.23	4.84	4.97	4.70
61	5.71	5.11	5.67	5.09	5.54	5.03	5.32	4.93	5.03	4.77
62	5.86	5.23	5.81	5.21	5.66	5.14	5.42	5.02	5.09	4.84
63	6.02	5.36	5.97	5.33	5.79	5.25	5.51	5.11	5.16	4.91
64	6.20	5.49	6.13	5.46	5.93	5.37	5.61	5.21	5.21	4.98

65	6.38	5.64	6.31	5.60	6.07	5.49	5.71	5.31	5.27	5.05
66	6.58	5.79	6.49	5.75	6.22	5.63	5.81	5.41	5.32	5.12
67	6.79	5.95	6.69	5.91	6.38	5.76	5.91	5.52	5.38	5.18
68	7.02	6.13	6.89	6.08	6.53	5.91	6.01	5.63	5.42	5.25
69	7.26	6.32	7.11	6.26	6.70	6.06	6.11	5.74	5.47	5.31

70	7.52	6.53	7.35	6.45	6.86	6.23	6.20	5.85	5.51	5.37
71	7.80	6.75	7.59	6.66	7.03	6.39	6.29	5.96	5.54	5.42
72	8.09	6.99	7.85	6.89	7.21	6.57	6.38	6.07	5.57	5.47
73	8.41	7.26	8.12	7.13	7.38	6.75	6.46	6.17	5.60	5.51
74	8.75	7.54	8.41	7.39	7.55	6.94	6.53	6.28	5.63	5.55

75	9.12	7.85	8.71	7.66	7.73	7.13	6.61	6.38	5.65	5.59

- ---------------------------------------------------------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

Payments Guaranteed for a Stated Period of Months
-------------------------------------------------

- ---------------------------------------------------------------------------------------------------------------------------------

Adjusted	None		60		120			180		240
Age of	----------------------------------------------------------------------------------------------------------------------
Annuitant	Male	Female	Male	Female	Male	Female	Male	Female	Male	Female

- ---------------------------------------------------------------------------------------------------------------------------------

https://www.sec.gov/Archives/edgar/data/925981/0000950146-98-000663.txt										03/26/2018

50	$ 5.48	$ 5.12	$ 5.46	$ 5.11	$ 5.41	$ 5.09	$ 5.34	$ 5.06	$ 5.24	$ 5.01
51	5.55	5.17	5.53	5.17	5.48	5.14	5.40	5.11	5.29	5.05
52	5.63	5.23	5.61	5.23	5.55	5.20	5.46	5.16	5.34	5.10
53	5.71	5.30	5.69	5.29	5.62	5.26	5.53	5.22	5.40	5.15
54	5.80	5.37	5.77	5.36	5.70	5.33	5.60	5.27	5.45	5.20

55	5.89	5.44	5.86	5.43	5.79	5.39	5.67	5.34	5.51	5.25
56	5.99	5.52	5.96	5.51	5.87	5.47	5.74	5.40	5.56	5.31
57	6.10	5.60	6.06	5.59	5.97	5.54	5.82	5.47	5.62	5.37
58	6.21	5.69	6.17	5.67	6.06	5.62	5.90	5.54	5.68	5.42
59	6.33	5.79	6.29	5.77	6.17	5.71	5.98	5.61	5.74	5.48

60	6.46	5.89	6.41	5.87	6.28	5.80	6.06	5.69	5.79	5.55
61	6.60	6.00	6.55	6.97	6.39	5.90	6.15	5.77	5.85	5.61
62	6.75	6.11	6.69	6.08	6.51	6.00	6.24	5.86	5.91	5.67
63	6.91	6.23	6.84	6.20	6.64	6.10	6.33	5.95	5.96	5.73
64	7.09	6.37	7.00	6.33	6.77	6.22	6.42	6.04	6.02	5.80

65	7.27	6.51	7.18	6.46	6.91	6.34	6.52	6.13	6.07	5.86
66	7.47	6.66	7.36	6.61	7.05	6.46	6.61	6.23	6.12	5.92
67	7.68	6.82	7.55	6.76	7.20	6.60	6.70	6.33	6.16	5.99
68	7.91	7.00	7.76	6.93	7.35	6.74	6.80	6.43	6.21	6.04
69	8.15	7.19	7.98	7.11	7.51	6.89	6.89	6.54	6.25	6.10

70	8.41	7.39	8.21	7.30	7.67	7.04	6.97	6.64	6.28	6.15
71	8.69	7.62	8.45	7.51	7.83	7.21	7.06	6.74	6.32	6.20
72	8.99	7.86	8.70	7.73	8.00	7.38	7.14	6.85	6.35	6.25
73	9.31	8.12	8.97	7.97	8.16	7.55	7.21	6.95	6.37	6.29
74	9.65	8.41	9.26	8.23	8.33	7.73	7.29	7.04	6.39	6.33

75	10.02	8.72	9.55	8.50	8.50	7.92	7.35	7.14	6.41	6.36

- ---------------------------------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a.

Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


- -----------------------------------------------------------------------------------------------------
Adjusted Ages

- ---------------------------Second

     Annuitant Annuitant Option 3a Option 3b Option 3c Option 3d Option 3e - -----------------------------------------------------------------------------------------------------

	55	50	$ 3.97	$ 4.35	$ 4.56	$ 3.97	$ 4.42
	55	55	4.16	4.54	4.76	4.15	4.54
	55	60	4.34	4.76	5.00	4.34	4.64

	60	55	4.27	4.73	5.00	4.26	4.83
	60	60	4.51	4.99	5.27	4.50	4.98
	60	65	4.76	5.29	5.60	4.75	5.13

	65	60	4.66	5.25	5.61	4.65	5.39
	65	65	4.99	5.61	5.99	4.98	5.60
	65	70	5.34	6.03	6.46	5.31	5.81

	70	65	5.19	5.97	6.44	5.17	6.14
	70	70	5.67	6.49	6.99	5.62	6.47
	70	75	6.16	7.10	7.68	6.07	6.77

	75	70	5.95	6.96	7.61	5.87	7.20
	75	75	6.64	7.73	8.43	6.48	7.68
	75	80	7.33	8.62	9.45	7.02	8.13

- -----------------------------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


https://www.sec.gov/Archives/edgar/data/925981/0000950146-98-000663.txt

03/26/2018

OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

(Annuitant is Female and Second Annuitant is Male)

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%



- -------------------------------------------------------------------------------------------------------Adjusted Ages - --------------------------Second Annuitant Annuitant Option 3a Option 3b Option 3c Option 3d Option 3e - -------------------------------------------------------------------------------------------------------

	55	50	$ 4.03	$ 4.36	$ 4.55	$ 4.03	$ 4.41
	55	55	4.16	4.54	4.76	4.15	4.54
	55	60	4.27	4.73	5.00	4.26	4.83

	60	55	4.34	4.76	5.00	4.34	4.64
	60	60	4.51	4.99	5.27	4.50	4.98
	60	65	4.66	5.25	5.61	4.65	5.39

	65	60	4.76	5.29	5.60	4.75	5.13
	65	65	4.99	5.61	5.99	4.98	5.60
	65	70	5.19	5.97	6.44	5.17	6.14

	70	65	5.34	6.03	6.46	5.31	5.81
	70	70	5.67	6.49	6.99	5.62	6.47
	70	75	5.95	6.96	7.61	5.87	7.20

	75	70	6.16	7.10	7.68	6.07	6.77
	75	75	6.64	7.73	8.43	6.48	7.68
	75	80	7.04	8.39	9.29	6.79	8.70

- -------------------------------------------------------------------------------------------------------


Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

(Annuitant is Male and Second Annuitant is Female)

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


- -------------------------------------------------------------------------------------------------------
Adjusted Ages
- --------------------------
	Second
Annuitant	Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e
- -------------------------------------------------------------------------------------------------------
55	50	$ 4.88	$ 5.26	$ 5.48	$ 4.88	$ 5.34
55	55	5.04	5.44	5.66	5.04	5.43
55	60	5.21	5.65	5.89	5.21	5.53

60	55	5.15	5.63	5.91	5.14	5.73
60	60	5.37	5.87	6.16	5.37	5.86
60	65	5.61	6.16	6.49	5.60	6.01

65	60	5.52	6.14	6.51	5.51	6.28
65	65	5.83	6.49	6.87	5.82	6.47
65	70	6.17	6.90	7.33	6.13	6.67

70	65	6.04	6.84	7.34	6.00	7.03
70	70	6.49	7.35	7.87	6.44	7.33
70	75	6.97	7.96	8.56	6.87	7.62

75	70	6.77	7.84	8.51	6.68	8.08
75	75	7.45	8.60	9.33	7.27	8.55
75	80	8.14	9.49	10.35	7.80	8.98
- -------------------------------------------------------------------------------------------------------

https://www.sec.gov/Archives/edgar/data/925981/0000950146-98-000663.txt							03/26/2018



Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Male and the Second Annuitant is Female. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

(Annuitant is Female and the Second Annuitant is Male)

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%



- -------------------------------------------------------------------------------------------------------Adjusted Ages - --------------------------Second Annuitant Annuitant Option 3a Option 3b Option 3c Option 3d Option 3e - -------------------------------------------------------------------------------------------------------

	55	50	$ 4.93	$ 5.27	$ 5.46	$ 4.93	$ 5.19
	55	55	5.04	5.44	5.66	5.04	5.43
	55	60	5.15	5.63	5.91	5.14	5.73

	60	55	5.21	5.65	5.89	5.21	5.53
	60	60	5.37	5.87	6.16	5.37	5.86
	60	65	5.52	6.14	6.51	5.51	6.28

	65	60	5.61	6.16	6.49	5.60	6.01
	65	65	5.83	6.49	6.87	5.82	6.47
	65	70	6.04	6.84	7.34	6.00	7.03

	70	65	6.17	6.90	7.33	6.13	6.67
	70	70	6.49	7.35	7.87	6.44	7.33
	70	75	6.77	7.84	8.51	6.68	8.08

	75	70	6.97	7.96	8.56	6.87	7.62
	75	75	7.45	8.60	9.33	7.27	8.55
	75	80	7.86	9.28	10.20	7.57	9.59

- -------------------------------------------------------------------------------------------------------

Rates are based on mortality from 1983 Table a.

The rates assume the Annuitant is Female and the Second Annuitant is Male. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


- -------------------------------------------------------------------------------

Aetna Insurance Company of America
Home Office: 151 Farmington Avenue
Hartford, Connecticut 06156
(800) 531-4547

Group Variable, Fixed, or Combination Annuity Contract
Nonparticipating

- -------------------------------------------------------------------------------

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT

https://www.sec.gov/Archives/edgar/data/925981/0000950146-98-000663.txt

03/26/2018

APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

G-CDA-GP2(4/94)

https://www.sec.gov/Archives/edgar/data/925981/0000950146-98-000663.txt

03/26/2018